Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 4, 2021, relating to the balance sheets of FinTech Acquisition Corp. IV as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 14, 2021